                                                                    Exhibit 5(b)




                 WORSHAM, FORSYTHE, SAMPELS & WOOLDRIDGE, L.L.P.
                         Attorneys and Counselors at Law
                      Thirty-two Hundred, 2001 Bryan Tower
                               Dallas, Texas 75201

                                   ----------

                            Telephone (214) 979-3000
                               Fax (214) 880-0011



                                 October 7, 1994




Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Referring to the proposed offer and sale from time to time by Texas Utilities Company (Company) of not to exceed 5,000,000 shares of its common stock without par value (Stock) pursuant to the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (Plan), as contemplated in the registration statement (Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All necessary action on the part of the Company's Board of Directors with respect to the issuance and sale of Stock to be purchased directly from the Company has been taken.

     3. Any Stock to be purchased directly from the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and sold for the consideration contemplated in the Registration Statement.

     4. Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

Texas Utilities Company
October 7, 1994
Page 2


     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as counsel in such Registration Statement and as authority for certain of the statements contained, or incorporated by reference, therein.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE, SAMPELS
                                                & WOOLDRIDGE, L.L.P.



                                             By:    /s/ Neil D. Anderson
                                                  -----------------------------
                                                                      A Partner